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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TRC Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SHAREHOLDERS' MEETING TO BE HELD DECEMBER 5, 2012

To Our Shareholders:

The Annual Meeting of Shareholders of TRC Companies, Inc. will be held Wednesday, December 5, 2012 at 9:00 a.m., at the Langham Hotel, 250 Franklin Street, Boston, MA 02110 to consider and take action on the following items:

1.	The election of eight directors for the ensuing year;

2.	Approval of our Amended and Restated 2007 Equity Incentive Plan, as amended;

3.	The ratification of the appointment of Deloitte & Touche LLP as independent auditors to audit the Company's financial statements for the fiscal year ending June 30, 2013;

4.	Such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on October 10, 2012 will be entitled to vote at the meeting.

Shareholders who do not expect to attend the meeting and wish their shares voted pursuant to the accompanying proxy are requested to sign and date the proxy and return it as soon as possible in the enclosed reply envelope. In addition, shareholders may vote by telephone or over the Internet by following the instructions on the Proxy Card.

By Order of the Board of Directors

Martin H. Dodd
Senior Vice President, General Counsel and Secretary

Dated at Windsor, Connecticut
October 23, 2012

TRC Companies, Inc.
21 Griffin Road North Windsor, Connecticut 06095
Telephone 860-298-9692 Fax 860-298-6399

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of TRC Companies, Inc. (the “Company”) from the holders of the Company's Common Stock for the Annual Shareholders' Meeting to be held December 5, 2012, and any adjournments thereof. The giving of a proxy does not affect your right to vote should you attend the Meeting in person, and the proxy may be revoked at any time before it is voted by voting in person at the Meeting or by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy of a later date. Each properly executed proxy not revoked will be voted in accordance with instructions therein. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR Proposals 1 through 3 as set forth in the Notice of Shareholders' Meeting.

With respect to all matters expected to be presented for a vote of shareholders, the presence, in person or by duly executed proxies, of the holders of a majority of the outstanding shares of our capital stock entitled to vote at the Meeting is necessary to constitute a quorum in order to transact business. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Items 2 and 3 require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon.

Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the election of directors). Shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner (“broker non-votes”) will be counted as present in determining whether a quorum exists and will be disregarded in determining whether a proposal has been approved. However, because NYSE Rules require that the total votes cast on Proposal 2 represent more than 50% of the shares entitled to vote on such proposal, if the total number of shares represented by broker non-votes and shares otherwise not voted on such proposal comprise 50% or more of the shares entitled to vote on such proposal, the proposal would not be approved.

The Company's Annual Report on Form 10-K, including financial statements, for the year ended June 30, 2012 is being mailed to shareholders along with the Notice of Shareholders' Meeting and Proxy Statement.

The record date for determining those shareholders entitled to vote at the Annual Meeting was October 10, 2012. On that date, the Company had 28,853,346 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

The mailing address of the Company's principal executive office is 21 Griffin Road North, Windsor, CT 06095-1563, and the approximate date on which this Proxy Statement and the form of proxy are first being sent to shareholders is October 26, 2012.

PRINCIPAL SHAREHOLDERS

Common Stock

The table below sets forth information as of October 1, 2012 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock*
Peter R. Kellogg[1] c/o IAT Reinsurance Co. Ltd. 48 Wall Street New York, NY 10005	5,670,294	19.66
The Clark Estates, Inc.[2] One Rockefeller Plaza, 31st Floor New York, NY 10020	5,569,357	19.31
Heartland Advisors, Inc.[3] 789 North Water Street Milwaukee, WI 53202	2,593,663	8.99
Royce & Associates, LLC[4] 1414 Avenue of the Americas New York, NY 10019	2,115,698	7.34
Dimensional Fund Advisors, LP5 1299 Ocean Avenue Santa Monica, CA 90401	1,449,036	5.02
________

*	Based on 28,836,596 shares of Common Stock outstanding as of October 1, 2012.

1
Based solely on information set forth on a Form SC 13D/A filed with the Securities and Exchange Commission (“SEC”) on September 21, 2012. Of these shares, 1,345,216 are held by IAT Reinsurance Co., Ltd. (“IAT”); Mr. Kellogg has sole dispositive and voting power with respect to the shares of TRC Companies owned by IAT and its subsidiaries. On September 7, 2011, Mr. Kellogg's wife acquired 750,000 shares. Mr. Kellogg disclaims beneficial ownership of the shares held by his wife and by IAT and its subsidiaries.

2	Based solely on information set forth on a Form 13F filed with the SEC on August 1, 2012 for the period ended June 30, 2012.

3	Based solely on information set forth on a Form 13F filed with the SEC on August 14, 2012 for the period ended June 30, 2012.

4	Based solely on information set forth on a Form 13F filed with the SEC on August 7, 2012 for the period ended June 30, 2012.

5	Based solely on information set forth on a Form 13F filed with the SEC on August 10, 2012 for the period ended June 30, 2012.

PROPOSAL 1

ELECTION OF DIRECTORS

Your vote is requested in favor of the eight individuals named in the following table, each to serve for a one-year term and until his successor is duly elected and qualified. The Board, pursuant to the recommendations of the Company's Nominating and Corporate Governance Committee, has selected the eight persons named below as nominees to the Board. All of the nominees were elected directors at the November 17, 2011 Shareholders' Meeting except Mr. Carrig who was appointed to the Board in May 2012.

Should any of such nominees become unable to serve as a director prior to election, the persons named in the proxy will vote for the election of a substitute nominee, if any, designated by the Board of Directors. All nominees have consented to serve as directors.

Name, Principal Occupation During Past Five Years and Other Corporate Directorships	Age	Served as Director Since
Christopher P. Vincze Chairman of the Board, and Chief Executive Officer of the Company	50	2005
Friedrich K. M. Bohm[2] Former Chairman of the architectural firm of NBBJ and Director of M/I Homes, Inc.	70	2004
John A. Carrig² Former President and Chief Operating Officer of Conoco Philips, Inc., and Director of WPX Energy, Inc., and Forum Energy Technologies, Inc.	60	2012
F. Thomas Casey[2] Former Partner with Ernst & Young	71	2007
Stephen M. Duff[1,2] Chief Investment Officer of The Clark Estates Inc.	48	2006
Richard H. Grogan[2] Chairman, Talisman Management, Ltd.	58	2011
Robert W. Harvey[2] President and Chief Executive Officer of the Greater Houston Partnership and former Vice Chairman and Executive Vice President of Reliant Energy, Inc.	57	2007
Dennis E. Welch[2] Executive Vice President and Chief Administrative Officer of American Electric Power Company, Inc. and Director of various AEP subsidiaries.	60	2010

[1]
Mr. Duff was elected to the Board pursuant to the provisions of a Stock Purchase Agreement dated March 6, 2006 which provides that so long as Federal Partners, LP (an affiliate of The Clark Estates, Inc.) holds at least five percent of the outstanding capital stock of the Company, the Company will take steps reasonably necessary to ensure Mr. Duff's election to the Board.

[2]
The Board has determined that each of these directors is “independent” as defined under Section 303A.02 of the New York Stock Exchange Listed Company Manual (the “Manual”), and the Board has determined that no material relationships exist between any independent director and the Company.

The affirmative vote of a plurality of the votes cast at the Meeting is required to elect each nominee.

The Board of Directors unanimously recommends a vote “FOR” the election of the above nominees as directors of the Company.

BOARD MEETINGS AND COMMITTEES

The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition to regular Board meetings, the independent directors of the Company meet periodically as a group. Mr. Harvey serves as Lead Director and presides over these independent director meetings.

The Audit Committee of the Board of Directors is currently composed of Messrs. Casey (Chairman), Carrig, Duff, Harvey, and Welch. The Audit Committee discusses with the Company's independent auditors the audit plan, the Company's consolidated financial statements and matters described in Statement on Auditing Standards No. 61, “Communications with Audit Committees.” The Audit Committee reports to the Board of Directors. It also recommends to the Board the selection and compensation of the independent auditors for the Company. The Board has determined that each member of the Audit Committee is independent as defined in Section 303A.02 of the Manual. The Board of Directors has also determined that Mr. Casey and Mr. Carrig are “audit committee financial experts” as that term is used in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee is governed by a Charter which has been adopted by the Board of Directors and is available in hard copy from the Company by contacting our Corporate Secretary or on the Company's website at www.trcsolutions.com.

The Compensation Committee of the Board of Directors is currently composed of Messrs. Welch (Chairman), Bohm, Carrig, Duff, Grogan and Harvey. The Board has determined that each member of the Compensation Committee is independent as defined in Section 303A.02 of the Manual. The Committee approves the general salary scale, annual bonus and long-term incentive awards for executive management of the Company and specifically establishes the compensation package for the chief executive officer. The Committee's actions are discussed more fully in the Compensation Discussion and Analysis included in this Proxy Statement. The Compensation Committee is governed by a Charter which has been adopted by the Board of Directors and is available in hard copy from the Company by contacting our Corporate Secretary or on the Company's website at www.trcsolutions.com.

The Nominating and Corporate Governance Committee of the Board of Directors is currently composed of Messrs. Harvey (Chairman), Bohm, Casey, Duff and Grogan. The Committee reviews the organization, structure, size and composition of the Board and recommends to the Board nominees to serve as directors as well as corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee is governed by a Charter which has been adopted by the Board of Directors and is available in hard copy from the Company or on the Company's website at www.trcsolutions.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in Section 303A.02 of the Manual. The Committee has developed, and the Board of Directors has approved, Corporate Governance Guidelines which assist the Committee in evaluating qualified candidates for the Board of Directors among individuals recommended to or identified by it. The Company believes that the size of the Board should be in the range of five to nine directors. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee. The Guidelines and the Charter are available in hard copy from the Company by contacting our Corporate Secretary or on the Company's website at www.trcsolutions.com.

In fiscal year 2012 the Board of Directors held five meetings, the Audit Committee eight meetings, the Compensation Committee four meetings and the Nominating and Corporate Governance Committee four meetings. All directors attended at least 75% of the aggregate of the meetings of the Board and the Committees on which they served. We encourage attendance by our directors at the Annual Shareholders Meeting, and all directors then serving attended the meeting held in November 2011.

Directors are expected to possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the shareholders. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and committed to serve on the Board for an extended period of time. Directors shall not hold any directorships that could interfere with their ability to perform the duties of Directors of the Company. In accordance with the Corporate Governance Guidelines, the Lead Director, or, in his absence, another independent director, presides at all meetings of independent directors. Accordingly, Mr. Harvey presides at executive sessions of non-management directors without management present. Interested parties can communicate with the Lead Director by contacting the Company's Corporate Secretary. Shareholders who wish to suggest nominees for election to the Board should contact the Secretary of the Company at 21 Griffin Road North, Windsor, Connecticut 06095, stating in detail the qualifications of such person for consideration by the Nominating and Corporate Governance Committee.

We have adopted a Corporate Code of Business Conduct and Ethics applicable to all employees including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the “Code of Ethics”). We also have adopted a code of ethics for the Chief Executive Officer and Senior Financial Officials. Copies of the Codes of Ethics are available in hard copy from the Company by contacting our Corporate Secretary and on the Company's website at www.trcsolutions.com.

We endeavor to have a Board representing a diverse experience at policy-making levels and in areas that are relevant to the Company's activities in general. Our Board members have experience in a variety of areas including environmental consulting, architecture and engineering, accounting, management consulting, electric power, oil and gas, finance, and investment. Mr. Vincze serves as both Chief Executive Officer and Chairman of the Board. Mr. Vincze is a seasoned professional in our industry, with broad contacts, management skills and insight into markets and public policy. Given our size, the predominance of outside independent directors on our Board, and our strong Lead Director function, we believe it is appropriate for Mr. Vincze to hold both the CEO and Chairman roles. Mr. Bohm served for many years as chairman of one of the largest architectural firms in the world and keenly understands internal and external issues facing the consulting and engineering markets. As former President and Chief Operating officer of one of the world's largest energy companies, Mr. Carrig provides insight into the oil and gas industry as well as energy policy issues. Mr. Casey was a partner at Ernst & Young and is a resource on accounting, finance, internal controls and business processes and the critical role the Audit Committee provides in managing the Company. In addition to bringing the perspective of a major investor, Mr. Duff is an expert at nurturing business culture and helping companies grow. Mr. Grogan has a long and successful track record in financing, strategy and growth as well as the management of corporate environmental risk for companies in both the United States and Europe. Mr. Harvey serves as Lead Director and helps the Company focus on opportunities and growth based on his long experience at McKinsey and Company and as a senior executive with a major electric utility. In his role as Chief Administrative Officer of a major electric utility Mr. Welch is in the forefront of a number of key environmental and energy policy issues and is also responsible for critical corporate administrative functions including human resources and executive compensation.

The Board oversees the management of risks inherent in the operation of the Company's business. In connection with its review of Company performance and strategic direction, the Board reviews the primary risks facing the Company's operations and functions. In particular the Board:

•	Reviews, approves, and monitors fundamental financial and business strategies and major corporate actions;

•	Assesses major risks facing the Company and reviews options for their mitigation; and,

•
Reviews, approves and monitors processes which are in place for maintaining the integrity of the Company, including the integrity of the financial statements, compliance with law and ethics and the integrity of relationships with suppliers and customers.

TRC undertakes an annual and ongoing enterprise risk assessment process. The Audit Committee oversees the operation of the Company's enterprise risk management program, including the identification of the primary risks associated with the Company's business; an overall prioritization of those risks and measures to manage and mitigate those risks; and a process for interim updates to the overall risk assessment and risk management process. The Company's Vice President Internal Audit, who reports functionally to the Chair of the Audit Committee, in conjunction with a third party internal control consultant, assists the Company in identifying and evaluating risks and controls and processes to address those risks. In connection with its risk management role, at each of its regularly scheduled meetings, the Audit Committee receives a presentation from the Vice President Internal Audit and meets privately with him and the Company's independent auditors.

As part of its role, the Compensation Committee interacts with the Audit Committee and assesses the Company's executive compensation programs to ascertain any potential material risks that may be created by those programs. Based on its assessment, the Committee concluded that the Company's compensation programs are designed and administered with the appropriate balance of risk and reward in relation to the Company's overall business strategy and do not encourage executives to take unnecessary or excessive risks.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of October 1, 2012, the total number of shares of the Company's Common Stock beneficially owned by each director and named executive officer of the Company and all directors and executive officers as a group, based upon information furnished by each director and executive officer.

	Amount and Nature
	of Beneficial Ownership(1)
	Number	Percent of
Name of Individual or Group	of Shares	Class(2)
Christopher P. Vincze(3)	818,982	2.8
Friedrich K. M. Bohm(4)	182,069	*
John A. Carrig (5)	5,172	*
F. Thomas Casey(6)	89,917	*
Stephen M. Duff(7)	118,037	*
Richard H. Grogan(8)	22,198	*
Robert W. Harvey(9)	111,817	*
Dennis E. Welch(10)	44,069	*
Thomas W. Bennet, Jr.(11)	246,083	*
Martin H. Dodd(12)	118,970	*
James Mayer(13)	88,238	*
Robert C. Petersen(14)	92,111	*
All directors and executive officers as a group,13 individuals(15)	2,021,403	6.9
* Less than 1%

(1)
The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 1, 2012 pursuant to the exercise of options or the vesting of stock awards. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

(2)	Based on 28,836,596 shares of Common Stock outstanding as of October 1, 2012.

(3)	Includes 209,300 shares that may be acquired through the exercise of options on or before November 29, 2012.

(4)
Includes 44,000 shares that may be acquired through the exercise of options and 3,480 restricted stock units which vest on or before November 29, 2012, as well as 63,652 shares held pursuant to the Director's Deferred Compensation Plan.

(5)	Includes 2,586 restricted stock units which vest on or before November 29, 2012.

(6)	Includes 15,500 shares that may be acquired through the exercise of options and 3,480 restricted stock units which vest on or before November 29, 2012.

(7)
Includes 34,000 shares that may be acquired through the exercise of options and 3,480 restricted stock units which vest on or before November 29, 2012, as well as 9,620 shares held pursuant to the Director's Deferred Compensation Plan.

(8)	Includes 3,480 restricted stock units which vest on or before November 29, 2012.

(9)
Includes 15,500 shares that may be acquired through the exercise of options and 3,480 restricted stock units which vest on or before November 29, 2012, as well as 21,900 shares held pursuant to the Director's Deferred Compensation Plan.

(10)	Includes 3,480 restricted stock units which vest on or before November 29, 2012.

(11)	Includes 10,000 shares that may be acquired through the exercise of options on or before November 29, 2012.

(12)	Includes 47,550 shares that may be acquired through the exercise of options on or before November 29, 2012.

(13)	Includes 39,425 shares that may be acquired through the exercise of options on or before November 29, 2012.

(14)	Includes 29,125 shares that may be acquired through the exercise of options on or before November 29, 2012.

(15)
Includes 471,025 shares that may be acquired through the exercise of options and 23,466 restricted stock units which vest on or before November 29, 2012, as well as 95,172 shares held pursuant to the Director's Deferred Compensation Plan.

EXECUTIVE OFFICERS

The following table presents the name and age of each of the Company's executive officers during fiscal year 2012, their present positions with the Company and date of appointment thereto, and other positions held during the past five years, including positions held with other companies and with subsidiaries of the Company:

Name and Age	Present Position and Date of Appointment	Other Positions Held During Last Five Years
Christopher P. Vincze 50	Chairman of the Board (November 2006), and Chief Executive Officer (January 2006)
Thomas W. Bennet, Jr. 52	Senior Vice President and Chief Financial Officer (June 2008)	President Bennet Consulting Group LLC (December 2007); Chief Financial Officer and Vice President Finance, Connecticut Yankee Atomic Power (December 1997)
Martin H. Dodd 59	Senior Vice President, General Counsel and Secretary (February 1997)
Robert C. Petersen 69	Senior Vice President and Chief Operating Officer (August 2010)	Senior Vice President and Environmental and Infrastructure Segment Lead
James Mayer 60	Senior Vice President and Energy Segment Lead (November 2009)	Senior Vice President
David Zarider 58	Senior Vice President National Sales (November 2009)	Senior Vice President

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) outlines TRC's executive compensation philosophy, objectives and process. It explains the decision-making process used by our Compensation Committee (the “Committee”), the reasoning behind our executive compensation programs and actions the Committee takes related to the compensation of the executives listed in the Summary Compensation Table on Page 14.

Executive Summary

The primary focus of management in fiscal year 2012 was to address the following goals and objectives:

•	Continue profitable growth in our operating segments;

•	Continue focus on improvement of operating margins and increase positive operating cash flows; and,

•	Attract and retain top talent.

It is the Committee's intent to provide competitive overall compensation to executive officers with a focus on performance-based pay elements.

By any measure fiscal 2012 was a very good year for TRC. Net service revenue was up 23% to $302 million from $246 million reported in fiscal 2011. Also for fiscal 2012 we reported net income of $33.5 million, up from a $9.4 million loss in fiscal 2011. Fiscal 2011 was negatively impacted by a $17.3 million charge related to the Arena Towers verdict. On the other hand, fiscal 2012 was positively impacted by an $11.1 million reversal of a portion of the Arena Towers verdict charge and a $3.9 million tax benefit. Cash flow generated in fiscal 2012 was $19.4 mill ion compared to $12.5 million in the prior year, a 55% increase.

Compensation Philosophy

Our executive compensation philosophy is based on the following principles:

•	Our compensation programs should fairly reward management for its contributions to attaining business objectives and maximizing shareholder value;

•	Pay should be competitive to allow us to attract and retain executive officers with skills critical to our long-term success; and,

•	Pay should reward company, individual and team performance.

In addition, the Committee considers the following factors when making individual compensation decisions:

•	Qualifications, experience and knowledge of the executive;

•	Performance of the executive;

•	The executive's current compensation level as compared to compensation levels of comparable executives in similar organizations; and,

•	Financial performance of TRC.

We compensate executives through a mix of base salary, annual incentives, long-term equity incentives, benefits and perquisites (i.e., “total compensation”). Currently, the Committee generally targets the combined value of these compensation components within the range of the median of total compensation paid to executives performing similar duties in comparable organizations (i.e., “market median”).

Compensation Administration

Role of the Committee

The Committee is responsible for the review and approval of our executive compensation program. The Committee is responsible for the following actions related to the Chief Executive Officer:

•	Review and approval of corporate goals and objectives relevant to compensation;

•	Evaluation of individual performance results in light of these goals and objectives;

•	Evaluation of the competitiveness of the total compensation package; and,

•	Approval of any changes to the total compensation package, including but not limited to salary, annual and long-term incentive award opportunities and payouts and retention programs.

Further information regarding the Committee's responsibilities is set forth in the Committee's charter which is posted on our website at www.trcsolutions.com.

Role of the Chief Executive Officer

Our CEO, Mr. Vincze, makes recommendations regarding the compensation of other executives. Within the framework of the compensation programs approved by the Committee, Mr. Vincze recommends salary adjustments, proposes incentive opportunities and performance measures used in the annual incentive plan and recommends equity grants for other executives. Mr. Vincze's recommendations are based upon an assessment of each executive's performance, performance of the executive's respective business or function, retention considerations, and market factors. The Committee reviews these recommendations before making their decision. Mr. Vincze does not participate directly in the Committee's deliberation of matters impacting his own compensation.

Compensation Consultants

The Compensation Committee's charter grants the Committee the authority to retain experts in the field of executive compensation to assist the Committee in fulfilling its duties. The Compensation Committee consults with Towers Watson (“TW”) to provide information and advice regarding competitive executive compensation levels and practices.

In fiscal year 2012, TW assisted the Committee with a number of issues, including:

•	Compensation level assessment of executive and director compensation

•	Advice concerning amendments to the Amended and Restated 2007 Equity Incentive Plan;

•	Compensation philosophy and mix of compensation vehicles; and,

•	Consultation regarding compensation trends and regulatory changes.

TW does not provide any services to the Committee or the Company other than compensation consulting services. TW reports directly to the Chair of the Committee and may not consult directly with or provide services at the request of management without the approval of the Chair. The Committee meets with TW periodically in executive session without management present.

Tax Considerations

The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to our Named Executive Officers ("NEO's). This provision disallows the deductibility of certain compensation in excess of $1,000,000 per year unless it is considered performance-based compensation under the tax code. The compensation paid or granted to our Named Executive Officers for fiscal year 2012 is expected to be largely tax deductible to the Company. The Committee reserves the right to forgo any or all of the tax deduction if they believe it to be in the best long-term interests of our stockholders.

Accounting Considerations

We consider the accounting cost of long-term incentive awards as a key factor in making a determination of what type of equity to grant to our employees, if any. In fiscal year 2012, the Committee decided that restricted stock unit grants were the most appropriate long-term incentives when both the potential value of the incentive to the executives and the accounting cost of units were considered. The Committee also reviewed the cost of annual incentive payments pursuant to the TRC Incentive Plan.

Total Compensation

As noted above, the total compensation for our executives is comprised of base salaries, annual incentives, long-term equity incentives, benefits and perquisites.

Consistent with our philosophy of setting compensation at the market median, the Committee reviewed executive compensation by component and in total. In fiscal year 2012, TW prepared a competitive assessment of base salary, annual incentive, and equity award opportunities for the Committee. Information for the fiscal year 2012 assessment was collected from the following sources:

•
Public Companies - Data was collected from SEC filings for public companies with generally comparable revenues, market capitalization and service offerings. Sixteen companies were included in the peer group:

Companies Included In Peer Group
Argan, Inc.	Hill International, Inc.	Navigant Consulting, Inc.
CRA International, Inc.	Huron Consulting Group, Inc.	NCI, Inc.
Ecology & Environment, Inc.	ICF International, Inc..	RCM Technologies, Inc.
ENGlobal Corp.	Michael Baker Corp.	Versar, Inc.
Exponent, Inc.	National Technical Systems, Inc.	Wildan Group, Inc.
GP Strategies Corp.

•
Compensation Surveys - Data was also collected from compensation surveys focused on comparably sized organizations in the professional services and engineering markets, including but not limited to those in the peer group above. The primary source of this data was the Towers Watson Executive Compensation Database.

Elements of Compensation

Our executive compensation programs are intended to represent a reasonable balance between fixed compensation, which the executives earn for doing their jobs, and variable compensation which is at risk and may never be earned unless performance goals are met. We consider base salaries fixed compensation. The TRC Incentive Plan is considered variable compensation. Our long-term incentive program is focused on equity compensation. In fiscal year 2012, we utilized restricted stock units as our long-term incentive vehicle. For our NEO's a portion of those awards only vest if specific targets are achieved, while a portion vest on the basis of time only.

We generally target levels of compensation at the market median. The mix of compensation is intended to provide a median level of compensation assuming target performance is achieved. The Committee determines the balance between fixed and variable compensation for each executive based on the responsibilities of the position and its impact on Company performance. Executives with greater responsibilities generally have a larger percentage of their total compensation at risk.

We consider the Company's and the executive's performance when making base salary adjustments. Incentive opportunities are established based on market data, the executive's responsibilities and the executive's contributions to the Company.

Base Salaries

Base salaries earned by our executives are designed to provide a reasonable level of compensation relative to each executive's duties and responsibilities. Pursuant to our compensation philosophy, we set our executives' salaries considering their skills, expertise, responsibilities and the salaries of comparable positions in similar organizations. The Committee considers these factors as well as the pay relationship between the executives to ensure that pay is reasonable from both an internal and external perspective. Base salaries of our executives differ from one another due to these factors. For example, our CEO's responsibilities are greater than that of our other executives; therefore, his base salary is higher than theirs.

The Committee reviews salaries annually for possible adjustment. Messrs. Bennet, Petersen, Mayer and Dodd received a 10% increase in their base salary during fiscal year 2012. Messrs. Petersen and Dodd had not received a base salary adjustment in a number of years. Mr. Bennet's and Mayer's base salaries were deemed to be below competitive levels for comparable positions.

Annual Incentive Plan

In fiscal year 2012, the Company adopted the FY 2012 Incentive Plan. All employees of the Company, including the Named Executive Officers, participated in the FY 2012 Incentive Plan. Under that Plan, awards to Named Executive Officers are based on by Company performance. Consistent with our focus on rewarding performance that enhances shareholder value, the Committee determined that Earnings Before Interest, Taxes, Depreciation and

Amortization (“EBITDA”) as determined under the Company's Credit Agreement was the appropriate measure for fiscal year 2012. The Committee determined EBITDA objectives for executive management incentive payments and the vesting of the performance vesting component of FY 2012 restricted stock unit awards. At EBITDA of $22.9 million the target incentive payment and 100% of the performance vesting component of the RSUs would be awarded.

For executive management the Committee also established a threshold EBITDA of $19.5 million, at which 50% of the target incentive payment and performance vesting RSUs would be awarded and below which no award would be made, and a maximum EBITDA of $24.5 million, at or above which 150% of the target incentive payment and performance vesting RSUs would be awarded. Awards would be pro-rated between threshold and target and target and maximum. In determining EBITDA for purposes of the Incentive Plan and performance vesting RSUs the favorable impact of the $11.1 partial reversal of the Arena Towers verdict expense was excluded. In addition, $1.8 million of FY2012 compensation expense related to the vesting of restricted stock awards to Messrs. Vincze and Bennet was excluded resulting in an adjusted EBITDA of $26.2 million.

Long-Term Incentive Awards

The purpose of long-term, equity-based incentive awards is to align our executives with the long-term interests of shareholders. The Committee uses equity-based incentives to balance the short-term nature of the annual incentive plan with awards which earn their value based on stock price appreciation. These awards are typically granted to the executives on an annual basis. Equity grants are awarded by the Committee. The Company does not seek to time equity grants to take advantage of information about the Company.

In fiscal year 2012, the Committee determined a dollar value for long-term incentive awards based on the compensation level analysis, Company dilution, and the executive's role in helping TRC achieve long-term business success. The dollar value for each Named Executive Officer was then granted in restricted stock.

The number of shares of restricted stock was based on the closing price of TRC common stock on the New York Stock Exchange on the date of grant. Except for awards to Messrs. Vincze and Bennet, which applied a different formula, half of the restricted stock units vest in equal one-fourth increments on the first, second, third, and fourth anniversaries of grant. The other half were increased by 50% and vest on the same schedule as the time-vested component because the Committee determined the Company had exceeded the maximum EBITDA objective for fiscal year 2012. Awards are shown in the Summary Compensation Table on page 14.

In Fiscal 2012 Mr. Vincze and Mr. Bennet received restricted stock awards for 300,000 and 180,000 shares of common stock, respectively. Forty percent of the shares of common stock subject to these awards contain time-based vesting restrictions, and the remaining sixty percent are subject to performance-based restrictions. The time-based vesting component vest in equal one-fourth increments on the first, second, third and fourth anniversaries of grant. The performance-based component vest in their entirety based on earnings per share (“EPS”) for a trailing four quarter period ending on or before June 30, 2014 (the “2014 Target”). If the 2014 Target is not met, the performance-based component would vest in its entirety based on EPS in a trailing four-quarter period ending on or before June 30, 2015. If neither of the EPS targets were to be met by the indicated dates, the performance vesting component would be forfeited. The Committee determined that the 2014 Target had been met as of June 30, 2012, and the performance vesting component of the awards vested.

The Committee believes that the restricted stock provided the Named Executive Officers with an appropriate long-term incentive award that balances the goals of shareholder return with executive share ownership and retention. The executives would be incentivized to produce, and rewarded by, vesting of shares and share price appreciation, thereby aligning their interests with the long-term interests of TRC's shareholders.

Benefits

Named Executive Officers are eligible to receive standard Company benefits such as medical, dental, disability and life insurance, and participation in our 401(k) plan. These benefits are provided on the same basis and at the same cost as for all other full-time salaried employees.

Perquisites

We offer the Named Executive Officers limited perquisites that are designed to enhance business productivity and keep us competitive within the market. During fiscal year 2012, the Named Executives, except for Mr. Mayer, received a monthly car allowance. The monthly allowance was $700 for Messrs. Vincze, Bennet, and Petersen, and $650 for Mr. Dodd.

Employment Agreements

Christopher P. Vincze

We entered into an employment agreement with Mr. Vincze on March 18, 2005 which was amended and restated on January 25, 2006, August 9, 2007 and June 28, 2011 (the “Amended Agreement”).

Amended Agreement

The Initial Term of the Amended Agreement is from July 1, 2011 to June 30, 2014. If Mr. Vincze remains employed by the Company after the expiration of the Initial Term, the Amended Agreement will automatically renew for successive one year terms unless we or Mr. Vincze provide written notice not to renew within 30 days of the expiration of the Initial Term or any extension.

Mr. Vincze's base salary under the Amended Agreement is $500,000 which is subject to annual review and may be increased by the Compensation Committee. He is eligible to receive annual bonuses and equity grants from the Company. Mr. Vincze has the right to participate in all present and future benefit programs generally made available to our executives and receives an automobile allowance of $700 per month.

Under the Amended Agreement we agreed to grant Mr. Vincze a Restricted Stock Award of 300,000 shares of common stock on the Effective Date of the Agreement (the “2012 Award”) and, to the extent Mr. Vincze was still employed by the Company as of the first anniversary of the Effective Date, an additional Restricted Stock Award of 300,000 shares of common stock as of such anniversary (the “2013 Award”). The 2012 Award is subject to vesting as described above under “Long Term Incentive Awards.” The 2013 Award has identical performance based vesting, but the time-vesting component vests in equal one-third increments on the first, second and third anniversaries of grant. The Committee has determined that as of June 30, 2012, the performance vesting components of both the 2012 and 2013 Awards vested.

For subsequent Company fiscal years during the Employment Term, Mr. Vincze will receive annual long-term incentive awards in amounts to be determined in accordance with his role in the Company and as approved by the Compensation Committee.

If we terminate Mr. Vincze's employment for any reason other than death, disability, or Cause (as defined in the Agreement) or if Mr. Vincze terminates employment for Good Reason, (as defined in the Agreement) we will pay Mr. Vincze a lump sum payment equal to the greater of (i) two and one half times his annual base salary in effect immediately prior to the date of such termination or (ii) $1.25 million. In addition, we will pay Mr. Vincze his accrued base salary, accrued but unused vacation, and pro-rated bonus (if any) through the date of such termination. Also, to the extent permitted by law, we will provide benefit continuation for a period of two years following termination. If such benefit continuation cannot be provided we will pay the cost of such coverage in a lump sum within six months following termination.

If Mr. Vincze dies, his beneficiaries or estate will receive an amount, if any, by which amounts paid under the Company life insurance plan, are less than Mr. Vincze's annual base salary. In addition, Mr. Vincze, his beneficiaries or estate, as applicable, will receive a prorated portion of the bonuses described above and any accrued but unused vacation.

If Mr. Vincze becomes Permanently Disabled, he will receive an amount, if any, by which amounts paid under the applicable disability policy are less than the greater of (i) two and one half times his annual base salary in effect immediately prior to termination or (ii) $1.25 million. In addition, Mr. Vincze will receive a prorated portion of the bonuses described above and any accrued but unused vacation. Also, to the extent permitted by law, we will provide benefit continuation for a period of two years following termination. If such benefit continuation cannot be provided we will pay the cost of such coverage in a lump sum within six months following termination.

If Mr. Vincze is terminated for Cause (as defined in the Amended Agreement), we will pay Mr. Vincze his accrued base salary, accrued but unused vacation, all business expenses and his car allowance through the date of the termination.

Under the Amended Employment Agreement, Mr. Vincze is prohibited from competing with the Company during a one-year period following any termination of employment.

Other Named Executive Officers

In the event of a termination of employment in connection with a change-of-control, Messrs. Bennet, Dodd, Mayer and Petersen are entitled to receive a payment equal to one year's salary. Vesting of stock options for all Named Executive Officers accelerate in full upon a change-of-control as defined in the Company's plans, and restricted stock awards and units vest upon a non-cause termination or resignation for good reason within one year of a change-of-control. The Company does not provide any gross-ups to compensation received as a result of a change-in-control.

Terminations of Named Executive Officers other than one pursuant to a change-of-control are handled on a case-by-case basis with the Company's practice being to grant a reasonable severance benefit for non‑cause terminations based on length of service and other considerations. As an example, in April of 2010 the employment of Michael C. Salmon, who had served as the Company's President since May 2007 and who had joined the Company in 1997 was terminated. Mr. Salmon received a severance benefit equal to a 15-month salary continuation with Mr. Salmon agreeing to cooperate with the Company on ongoing and future matters and to not compete with the Company or solicit employees or customers.

SUMMARY OF COMPENSATION
The narrative, table and footnotes below describe the total compensation paid for fiscal years ended June 30, 2012, June 30, 2011, and June 30, 2010 to the "Named Executive Officers," who are Christopher Vincze (the Company's principal executive officer), Thomas W. Bennet, Jr. (the Company's principal financial officer), and three other individuals who were serving as executive officers of the Company on June 30, 2012, the last day of the fiscal year.
Summary Compensation Table

Name	Year	Salary ($)	Non-Equity Incentive Plan Compensation(1) ($)	Stock Awards(2) ($)	All Other ($)	Total ($)
Christopher P. Vincze Chairman and Chief Executive Officer	2012	500,000	684,375	1,956,000	29,132	3,169,507
	2011	465,000	465,000	864,000	23,034	1,817,034
	2010	465,000	—	1,077,000	26,419	1,568,419
Thomas W. Bennet, Jr. Senior Vice President and Chief Financial Officer	2012	302,501	296,341	667,800	28,246	1,294,888
	2011	275,000	207,000	345,600	26,408	854,008
	2010	250,000	50,000	430,800	26,227	757,027
Martin H. Dodd Senior Vice President and General Counsel	2012	268,840	201,630	139,125	22,190	631,785
	2011	244,400	123,000	129,600	22,041	519,041
	2010	244,400	—	161,550	22,978	428,928
James Mayer Senior Vice President and Energy Sector Lead	2012	328,878	465,000	92,750	16,135	902,763
	2011	298,896	239,000	86,400	7,281	631,577
	2010	294,125	100,000	161,550	6,591	562,266
Robert C. Petersen Chief Operating Officer	2012	302,501	303,000	—	17,214	622,715
	2011	275,000	207,000	86,400	17,214	585,614
	2010	275,000	50,000	93,340	17,066	435,406

(1)
Non-Equity Incentive Plan amounts for 2012 reflect achievement of the maximum objective. Additional compensation expense related to the vesting of the 2012 restricted stock awards to Messrs. Vincze and Bennet was not excluded in the computation of their incentive awards. In addition, incenitve awards to Messrs. Vincze, Mayer and Petersen were also subject to voluntary reductions which were returned to the overall Company bonus pool.

(2)
Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards granted in fiscal years 2012, 2011, and 2010 computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 15 to our audited consolidated financial statements for the fiscal year ended June 30, 2012 included in our annual report on Form 10-K for the fiscal year ended June 30, 2012. The amounts shown in the Stock Awards column include the grant date fair value of performance-based restricted stock based upon the probable outcome of the performance condition as of the grant date.

The value of the performance-based restricted stock awards granted in fiscal 2012 reflects the actual achievement of the targeted levels of performance. The performance components of the awards to Messrs. Vincze and Bennet reflect the achievement of the target level of performance and are $1,173,600 and $400,680, respectively. Mr. Petersen has elected not to receive stock-based incentive compensation. Performance-based awards to Messrs. Dodd and Mayer, which are based on a different metric than the awards to Messrs. Vincze and Bennet, reflect achievement of the maximum performance objective and are valued at $83,475 and $55,650, respectively.

The value of the performance-based restricted stock awards granted in fiscal year 2011 based on achievement of the targeted level of performance are: Mr. Vincze-$432,000; Mr. Bennet-$172,800; Mr. Dodd-$64,800; Mr. Mayer-$43,200; and, Mr. Petersen-$43,200. The performance-based criteria were met and those awards vested.

The value of the performance-based restricted stock awards granted in fiscal year 2010 assuming achievement of the targeted level of performance were: Mr. Vincze - $538,500; Mr. Bennet - $215,400; Mr. Dodd - $80,775; Mr. Mayer - $80,775; and, Mr. Petersen - $46,670. The fiscal year 2010 performance-based criteria were not met and those awards did not vest.

Amounts under All Other Compensation are comprised of the following:

Name	401(k) Employer Match ($)	Insurance Premiums ($)	Automobile ($)	Total ($)
Christopher P. Vincze	8,181	12,551	8,400	29,132
Thomas W. Bennet Jr.	8,091	11,755	8,400	28,246
Martin H. Dodd	5,156	9,234	7,800	22,190
James Mayer	5,281	10,854	—	16,135
Robert C. Petersen	—	8,814	8,400	17,214
Insurance premiums represent health, life and disability premiums paid on the same basis as all other Company employees.

GRANTS OF PLAN BASED AWARDS

The following table presents non-equity and equity awards granted to the Named Executive Officers in fiscal year 2012 as well as the opportunities for each Executive Officer under the 2012 Incentive Plan.
Grants of Plan Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards Number of Shares of Stock (#)	All Other Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Christopher P. Vincze(2)	n/a	250,000	500,000	750,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	7/1/2011	n/a	n/a	n/a	n/a	180,000	n/a	n/a	n/a	n/a	1,173,600
	7/1/2011	n/a	n/a	n/a	n/a	n/a	n/a	120,000	n/a	n/a	782,400

Thomas W. Bennet, Jr.(3)	n/a	100,884	201,768	302,501	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	8/17/2011	n/a	n/a	n/a	n/a	108,000	n/a	n/a	n/a	n/a	400,680
	8/17/2011	n/a	n/a	n/a	n/a	n/a	n/a	72,000	n/a	n/a	267,120

Martin H. Dodd(4)	n/a	67,210	134,420	201,630	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	8/17/2011	n/a	n/a	n/a	7,500	15,000	22,500	n/a	n/a	n/a	83,475
	8/17/2011	n/a	n/a	n/a	n/a	n/a	n/a	15,000	n/a	n/a	55,650

James Mayer(4)	n/a	164,439	328,878	493,317	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	8/17/2011	n/a	n/a	n/a	5,000	10,000	15,000	n/a	n/a	n/a	55,650
	8/17/2011	n/a	n/a	n/a	n/a	n/a	n/a	10,000	n/a	n/a	37,100

Robert C. Petersen	n/a	151,251	302,501	453,752	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)The grant date fair value is computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 15 to our audited consolidated financial statements for the fiscal year ended June 30, 2012 included in our annual report on Form 10-K for the fiscal year ended June 30, 2012.

(2)Pursuant to Plan terms, annual grants to any individual are capped at 300,000 shares in any tax year of the Company, however, in conjunction with Mr. Vincze's Amended Agreement, the restricted stock awards for the period July 1, 2011 and July 1, 2012 were both deemed to be granted for accounting purposes as of July 1, 2011 and the Company began recognizing the associated compensation expense over their deemed service periods. The underlying EPS performance factor associated with the awards was achieved in the trailing four quarter period ended June 30, 2012, and accordingly the performance awards vested in two tranches of 180,000 shares each on June 30, 2012 and July 1, 2012, respectively. The award vesting on June 30, 2012 is shown in the table above. The amount shown for the grant date fair value of the performance based restricted stock awards represents the maximum shares to be awards at the $6.52 per share closing price on July 1, 2011.

(3)The underlying EPS performance factor associated with Mr. Bennet's performance award was achieved in the trailing four quarter period ended June 30, 2012, and accordingly the award vested in full on June 30, 2012.

(4)The Company's maximum EBITDA performance factor for 2012 was achieved for the underlying restricted stock units. Accordingly, the Company expects to issue the maximum amount of shares as the units vest in 25% increments each on August 17, 2012, 2013, 2014 and 2015, respectively. The amount shown for the grant date fair value of the performance based restricted stock units represents the maximum shares to be awarded at the $3.71 per share closing price on August 17, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information regarding outstanding equity awards held by our Named Executive Officers at fiscal year end, June 30, 2012. Market value of stock awards is based on the closing price on June 29, 2012 of $6.08 per share.
Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Christopher P. Vincze	98,800	—	10.93	7/31/2014	36,750	223,400
	60,000	—	13.82	5/2/2015	75,000	456,000
	40,000	—	9.92	1/25/2016	225,000	1,368,000
	10,500	—	10.50	5/16/2016	120,000	729,600

Thomas W. Bennet, Jr.	10,000	—	5.09	6/2/2015	7,000	42,560
					30,000	182,400
					90,000	547,200
					72,000	437,760

Martin H. Dodd	3,000	—	11.92	11/22/2012	12,375	75,240
	5,000	—	18.62	11/7/2013	11,250	68,400
	7,050	—	11.47	7/26/2014	33,750	205,200
	2,500	—	7.90	12/7/2014	37,500	228,000
	5,000	—	16.03	2/22/2015
	15,000	—	9.92	1/25/2016
	10,000	—	9.34	1/12/2017

James Mayer	9,425	—	11.47	7/26/2014	5,000	30,400
	30,000	—	9.01	1/3/2017	11,250	68,400
					22,500	136,800
					25,000	152,000

Robert C. Petersen	14,125	—	11.47	7/26/2014	5,000	30,400
	5,000	—	7.90	12/7/2014	6,500	39,520
	10,000	—	9.42	9/5/2016	22,500	136,800

(1)	The following table details the vesting schedule for option and stock awards that were outstanding but that could not be exercised at fiscal year-end for the Named Executive Officers:

	Stock Awards
			Vesting Schedule
Name	Unexercisable at June 30, 2012		# Shares	Vesting Date
Christopher P. Vincze	36,750		36,750	9/9/2012

	75,000		37,500	9/29/2012
			37,500	9/29/2013

	225,000		75,000	8/16/2012
			75,000	8/16/2013
			75,000	8/16/2014

	120,000		30,000	7/1/2012
			30,000	7/1/2013
			30,000	7/1/2014
			30,000	7/1/2015

Thomas W. Bennet, Jr.	7,000		7,000	9/9/2012

	30,000		15,000	9/29/2012
			15,000	9/29/2013

	90,000		30,000	8/16/2012
			30,000	8/16/2013
			30,000	8/16/2014

	72,000		18,000	8/17/2012
			18,000	8/17/2013
			18,000	8/17/2014
			18,000	8/17/2015

Martin H. Dodd	12,375		12,375	9/9/2012

	11,250		5,625	9/29/2012
			5,625	9/29/2013

	33,750		11,250	8/16/2012
			11,250	8/16/2013
			11,250	8/16/2014

	37,500	(1)	9,375	8/17/2012
			9,375	8/17/2013
			9,375	8/17/2014
			9,375	8/17/2015

James Mayer	5,000		5,000	9/9/2012

	11,250		5,625	9/29/2012
			5,625	9/29/2013

	22,500		7,500	8/16/2012
			7,500	8/16/2013
			7,500	8/16/2014

	25,000	(1)	6,250	8/17/2012
			6,250	8/17/2013
			6,250	8/17/2014
			6,250	8/17/2015

Robert C. Petersen	5,000	5,000	9/9/2012

	6,500	3,250	9/29/2012
		3,250	9/29/2013

	22,500	7,500	8/16/2012
		7,500	8/16/2013
		7,500	8/16/2014

(1)    The Company's maximum EBITDA performance factor for 2012 was achieved for the underlying performance stock units associated with the August 17, 2011 restricted stock award grants. Accordingly, the Company will issue the maximum amount of shares which vest in 25% increments each on August 17, 2012, 2013, 2014 and 2015, respectively. The amount shown represents the maximum shares to be awarded on the vesting dates.

Option Exercises and Stock Vested for Fiscal Year Ended June 30, 2012

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Christopher P. Vincze	N/A	N/A	11,438	(1)	63,824
			75,000	(2)	284,250
			36,750	(3)	146,633
			37,500	(4)	116,250
			180,000	(5)	1,094,400

Thomas W. Bennet, Jr.	N/A	N/A	30,000	(2)	113,700
			70,000	(3)	27,930
			15,000	(4)	46,500
			108,000	(6)	656,640

Martin H. Dodd	N/A	N/A	825	(7)	5,033
			11,250	(2)	42,638
			12,375	(3)	49,376
			5,625	(4)	17,438

James Mayer	N/A	N/A	1,087	(7)	6,631
			7,500	(2)	28,425
			5,000	(3)	19,950
			5,625	(4)	17,438

Robert C. Petersen	N/A	N/A	1,637	(7)	9,986
			7,500	(2)	28,425
			5,000	(3)	19,950
			3,250	(4)	10,075

(1)
The stock award was granted on July 31, 2007. The shares vested on July 31, 2011. The value was calculated by multiplying the number of shares shown in the table by $5.58, the closing market price at vesting.

(2)
The stock award was granted on August 16, 2010. The shares vested on August 16, 2011. The value was calculated by multiplying the number of shares shown in the table by $3.79, the closing market price at vesting.

(3)
The stock award was granted on September 9, 2008. The shares vested on September 9, 2011. The value was calculated by multiplying the number of shares shown in the table by $3.99, the closing market price at vesting.

(4)
The stock award was granted on September 29, 2009. The shares vested on September 29, 2011. The value was calculated by multiplying the number of shares shown in the table by $3.10, the closing market price at vesting.

(5)
The stock award was granted on July 1, 2011. The shares vested on June 30, 2012 based on the achievement of the trailing four quarter EPS performance factor of the award. The value was calculated by multiplying the number of shares shown in the table by $6.08, the closing market price at vesting.

(6)
The stock award was granted on August 17, 2011. The shares vested on June 30, 2012 based on the achievement of the trailing four quarter EPS performance factor of the award. The value was calculated by multiplying the number of shares shown in the table by $6.08, the closing market price at vesting.

(7)
The stock award was granted on July 26, 2007. The shares vested on July 26, 2011. The value was calculated by multiplying the number of shares shown in the table by $6.10, the closing market price at vesting.

POST-TERMINATION AND CHANGE OF CONTROL PAYMENTS
The following presents potential payments upon termination of employment pursuant to different termination events. The tables indicates what payments theoretically would have been made if a termination occurred on June 30, 2012. The closing price of TRC common stock on June 29, 2012 of $6.08 was used to calculate any equity-based payments.
Christopher P. Vincze
The following presents payments that would have been made to Mr. Vincze upon certain termination events.
Potential Payments Upon Certain Termination Events

Payment Type	Not for Cause Termination ($)	Good Reason ($)	Voluntary or for Cause ($)	Death(1) ($)	Disability(1) ($)	Change-of- Control ($)
Severance	1,250,000	1,250,000				1,250,000
Prorated Bonus(2)	750,000	750,000				750,000
Benefit Continuation	44,608	44,608			44,608	44,608
Accrued Vacation(3)
Restricted Stock Vesting(4)						4,601,040
Stock Option Vesting(4)
Total	2,044,608	2,044,608	—	—	44,608	6,645,648

(1)
Upon a termination by virtue of Mr. Vincze's death or disability, his estate would receive a payment equal to the difference between amounts received under applicable insurance benefits and one year's base salary which cannot be determined at this time. In addition, he would receive a pro-rated portion of his annual bonus.

(2)	Estimated

(3)	Amounts would depend on accrued vacation balance at time of termination.

(4)	Pursuant to the Company's award agreements, all equity awards vest upon either a change-of-control or upon a termination in connection with a change-of-control.
Other Named Executive Officers
The following presents payments that would be made to our current Named Executive Officers other than Mr. Vincze for a termination following a change of control, assuming a termination as of June 30, 2012. Upon any other termination, the Company's practice has been to grant a reasonable severance benefit based on length of service, the employee's role in the Company, contributions during the employment term, non-compete and non-solicitation terms, a customary release and other considerations.
Potential Payments Upon a Termination Following a Change-of-Control

Name	Severance ($)	Acceleration of Equity Awards ($)	Total ($)
Thomas W. Bennet, Jr.	302,501	1,209,920	1,512,421
Martin H. Dodd	268,840	576,840	845,680
James Mayer	328,878	387,600	716,478
Robert C. Petersen	302,501	206,720	509,221

DIRECTOR COMPENSATION
In fiscal year 2012, each non-employee director received an annual retainer of $40,000 payable at each director's election in cash or in deferred common shares under the Directors' Deferred Compensation Plan. In addition, directors received a restricted stock unit grant with a value of approximately $60,000. The cash retainer and equity awards are prorated if a director is appointed to the Board during the fiscal year. In fiscal 2012, Chairs of the Audit and Compensation Committees and the Lead Director received an additional retainer of $15,000, $10,000, and $10,000, respectively. Directors who are also employees of the Company or any of the Company's subsidiaries do not receive additional remuneration for serving as directors.
In fiscal year 2012, TW prepared a review of director's compensation using proxy data for the Company's peer group as well as nationally recognized survey data. The Nominating and Corporate Governance Committee which, pursuant to its charter, is responsible for assessing director compensation decided to increase the annual director cash retainer by $5,000 commencing in fiscal year 2013.
In November of 2011, all non-employee directors of the Company, other than Mr. Carrig, were issued restricted stock unit awards for 13,920 shares which vest in quarterly installments over a year. Upon joining the Board, Mr. Carrig received a pro-rated restricted stock unit award for 5,172 shares.
The following table summarizes the compensation paid to each non-employee director for his Board and committee services during fiscal year 2012.
Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Friedrich K. M. Bohm	40,000	60,000	100,000
John A. Carrig (3)	5,000	31,291	36,291
F. Thomas Casey	55,000	60,000	115,000
Stephen M. Duff	40,000	60,000	100,000
Richard H. Grogan	40,000	60,000	100,000
Robert W. Harvey	55,000	60,000	115,000
Dennis E. Welch	50,000	60,000	110,000

(1)	May be deferred as common stock under the Directors Deferred Compensation Plan.

(2)
Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards granted in fiscal year 2012 computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 15 to our audited consolidated financial statements for the fiscal year ended June 30, 2012 included in our annual report on Form 10-K for the fiscal year ended June 30, 2012.

(3)	Mr. Carrig joined the Board in May 2012.

The following table presents all of the stock option and restricted stock units held by our current non-employee directors at fiscal year end, June 30, 2012. Market value of stock awards is based on the closing price on June 29, 2012 of $6.08 per share.
Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Friedrich K.M. Bohm	10,000	—	9.89	5/11/2014	6,960	42,317
	12,000	—	5.98	2/21/2015
	10,000	—	16.03	2/22/2015
	12,000	—	9.92	1/25/2016

John A. Carrig	n/a	n/a	n/a	n/a	5,172	31,446

F. Thomas Casey	3,500	—	10.93	7/31/2014	6,960	42,317
	12,000	—	5.98	2/21/2015

Stephen M. Duff	10,000	—	9.89	5/11/2014	6,960	42,317
	12,000	—	5.98	2/21/2015
	12,000	—	11.07	2/28/2016

Richard H. Grogan	n/a	n/a	n/a	n/a	6,960	42,317

Robert W. Harvey	3,500	—	10.93	7/31/2014	6,960	42,317
	12,000	—	5.98	2/21/2015

Dennis E. Welch	n/a	n/a	n/a	n/a	6,960	42,317

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
June 30, 2012	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,256,710	$9.41	1,151,982
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	3,256,710	$9.41	1,151,982

(1)	Includes 2,796,535 shares issuable upon vesting of outstanding stock awards granted under the Amended and Restated 2007 Equity Incentive Plan.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the New York Stock Exchange. Executive officers, directors and 10% Stockholders are required to furnish the Company with copies of all Forms 3, 4, and 5 they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes all applicable transactions during the fiscal year ended June 30, 2012 of executive officers, directors and 10% stockholders have been disclosed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee during the fiscal year ended June 30, 2012 were independent directors, and none of them were our employees or former employees. During the fiscal year ended June 30, 2012, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Dennis E. Welch, Chairman
Friedrich K. M. Bohm
John A. Carrig
Stephen W. Duff
Richard H. Grogan
Robert W. Harvey

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 19, 2006, we borrowed $5 million from Federal Partners pursuant to a three-year subordinated loan agreement. The loan bore interest at a fixed rate of 9% per annum. In addition, we issued to Federal Partners a ten-year warrant to purchase up to 66,000 shares of our common stock at an exercise price equal to $0.10 per share pursuant to a Warrant Agreement dated July 19, 2006. The term of this loan was extended until July 19, 2012, and in April of 2012 we paid this loan in full. Federal Partners is an affiliate of The Clark Estates, Inc. where TRC director Stephen Duff serves as Chief Investment Officer.

In 2001 we acquired a company headquartered in Augusta, Maine known as E/Pro Engineering and Environmental Consulting LLC (“E/Pro”). E/Pro was owned by four principals, three of whom remain as employees of TRC. At the time of the acquisition E/Pro leased approximately 23,000 square feet of office space in a building owned by James Mayer and another E/Pro principal, and we have continued to lease that space. In addition in fiscal year 2009, due to expansion of our office space needs in Augusta, we leased approximately 15,000 additional square feet of office space in another building owned by Mr. Mayer and the other former E/Pro principal. The Company undertook a competitive analysis prior to entering into the leases and concluded that the terms were competitive. Rental payments under the leases were $649,893 in fiscal year 2012.

Pursuant to the Charter of the Nominating and Corporate Governance Committee and Company practice, any transaction which would require disclosure under Section 404(a) of Regulation S-K is required to be justified from an arms-length perspective, reviewed with the Company's Audit Committee and approved by the Nominating and Corporate Governance Committee.

AUDIT COMMITTEE REPORT

The Audit Committee has adopted a Charter which sets out its organization, role and responsibilities.

Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended June 30, 2012. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent registered public accounting firm the matters required to be discussed by AU 380 of PCAOB Standards (as amended), Communications With Audit Committee. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from the Company and its management.

The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2012 as filed with the SEC on September 12, 2012.

Submitted by the Audit Committee:

F. Thomas Casey, Chairman
John A. Carrig
Stephen M. Duff
Robert W. Harvey
Dennis E. Welch

PROPOSAL 2

APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN, AS AMENDED

The following table provides information as of June 30, 2012 for compensation plans under which our equity securities were authorized for issuance:

	(a)	(b)	(c)	(d)	(e)
June 30, 2012	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities to be issued upon vesting of outstanding restricted stock awards	Weighted-average exercise price of outstanding restricted stock awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c))
Equity compensation plans approved by security holders	787,100	$9.41	2,469,610	$—	1,151,982
Equity compensation plans not approved by security holders	n/a	n/a	n/a	n/a	n/a
Total	787,100	$9.41	2,469,610	$—	1,151,982

General

The Board of Directors and the Compensation Committee (the “Committee”) have determined that the number of shares remaining available for issuance under our Amended and Restated 2007 Equity Incentive Plan ('the “2007 Plan”) is insufficient to continue to meet the Company's needs of attracting, retaining, and incentivizing directors, officers, and key employees, and that based on recent historic practices, as well as industry norms, the Company will likely no longer have shares available for issuance as equity awards under the 2007 Plan within one year. The Board and Committee also believe certain other amendments to the 2007 Plan are warranted in the interests of keeping it competitive. The Board of Directors, the Committee, and Company management all believe that the effective use of stock-based, long-term incentive compensation is integral to the Company's success and its ability to achieve strong performance in the future and that equity-based awards provide retention and performance incentives to employees and directors to align their interests with those of our shareholders.

Therefore, in order to provide the Company with a sufficient number of shares to attract, retain and motivate employees and directors and to ensure the 2007 Plan is competitive, the Board of Directors has approved, subject to the approval of our shareholders, the following amendments to 2007 Plan:

•	the authorization of an additional 1,500,000 shares of common stock to be reserved for issuance in connection with the issuance of awards under the 2007 Plan;

•	conforming and other amendments as described in more detail below.

The 2007 Plan was approved by our Board of Directors effective April 12, 2007 and by our shareholders on May 10, 2007 with 1,500,000 shares originally available for grant to selected employees and directors of the Company and its affiliates to encourage ownership of shares and to provide an additional incentive to such employees and directors to promote the Company's success. On July 20, 2009 our shareholders approved an amendment to the 2007 Plan to authorize an additional 2,000,000 shares of common stock for issuance in connection with awards.

The amendments are being submitted to shareholders for approval to ensure qualification of the 2007 Plan under applicable rules of the New York Stock Exchange. In addition, if the 2007 Plan, as amended, is approved by the Company's shareholders and the other conditions of Internal Revenue Code Section 162(m) relating to performance-

based compensation are satisfied, compensation paid to covered employees pursuant to the 2007 Plan will continue to be deductible under Section 162(m).

Description of Principal Features of the Amended 2007 Plan

The principal characteristics of the 2007 Plan are discussed below. The following summary is not intended to be complete, and reference should be made to Appendix A for the complete terms and conditions of the 2007 Plan.

The Company may grant a variety of awards under the 2007 Plan including: restricted stock, stock options (including both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs), phantom stock, stock bonus awards, other awards (including stock appreciation rights) and performance based awards. In addition, the Committee may, in its discretion, make other awards valued in whole or in part by reference to, or otherwise based on, the Company's common stock. Currently the maximum number of shares of common stock that may be the subject of awards to a participant in any Company tax year is 300,000. To increase flexibility, particularly with respect to multi-year awards and remain competitive, the Company is proposing to increase this to 600,000. Shares of common stock reserved for awards under the Plan that lapse or are canceled are added back to the share reserve available for future awards including shares of common stock withheld for taxes.

The 2007 Plan is administered by the Committee. Officers, including the Company's Named Executive Officers, directors, and employees of the Company and its affiliates, are eligible to receive awards under the 2007 Plan, in the discretion of the Committee. Approximately 100 employees and directors participate in the 2007 Plan. Awards will become exercisable or otherwise vest at the times and upon the conditions that the Committee may determine, as reflected in the applicable award agreement. The Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award, provided that the Committee determines that such acceleration is necessary or desirable in light of the circumstances. Awards also accelerate automatically under the 2007 Plan upon the occurrence of certain events, as described below under “Other Features of the 2007 Plan.”

Restricted Stock. The Committee may grant restricted stock or restricted stock units to eligible persons, in such amounts, at such price, if any, and subject to such terms and conditions as the Committee may determine in its discretion. Unless the Committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions. If a participant's employment is terminated “For Cause” (as defined in the 2007 Plan), then the participant will immediately forfeit all shares not vested as of the date of termination.

Stock Options. Options entitle the holder to purchase shares of common stock during a specified period at a purchase price specified by the Committee. Other than as provided under the 2007 Plan, such price shall not be less than 100% of the fair market value of the shares as determined on the date the option is granted. Each option granted under the 2007 Plan will be exercisable for a period determined by the Committee provided such period shall not be longer than 10 years from the date of grant. Options may be exercised in whole or in part by the payment of cash of the full option price of the shares of common stock purchased.

Phantom Stock. A phantom stock award is an award of the right to receive upon the vesting date of the award an amount of cash, shares or other property based upon an increase in the value of the shares during the term of the award.

Stock Bonus Awards. A stock bonus award is an award of shares of common stock made at the discretion of the Committee. Stock bonus awards will be made upon such terms and conditions (if any) as the Committee may determine.

Other Awards (including Stock Appreciation Rights). Other forms of awards (including any stock appreciation rights, referred to as “Other Awards”) valued in whole or in part by reference to, or otherwise based on, shares may be granted either alone or in addition to other awards under the 2007 Plan. Subject to the provisions of the 2007 Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards. A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option.

Performance Awards. A performance award is an award to be granted to certain covered employees or directors that is based on the attainment of performance goals pre-established by the Committee. If such performance awards should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such performance award shall be contingent upon achievement of a pre-established performance goal and other terms as more particularly set forth in the 2007 Plan.

Performance goals may differ for performance awards granted to any one participant or to different participants. The required achievement of performance goals in respect of such performance awards shall be measured over a performance period of one year or more as specified by the Committee. The performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such performance award or (B) the time 25% of such performance period has elapsed. Settlement of performance awards may be in cash, common stock, other awards or other property, in the Committee's discretion.

Subject to the provisions of the 2007 Plan, the Committee has sole and complete authority to determine other provisions of the performance awards, including without limitation those with respect to amounts of settlement, form of payment of settlements and circumstances in which such performance awards shall be paid or forfeited in the event of termination of employment by a participant or other event (including a change of control).

Other Features of the 2007 Plan

The 2007 Plan may be amended by the Company's Board of Directors, subject to shareholder approval where necessary, to satisfy applicable laws or regulatory requirements and for amendments which increase the number of shares of common stock available under the 2007 Plan, materially change the class of persons eligible under the 2007 Plan, or would have the effect of materially increasing the benefits accruing to participants under the 2007 Plan. Under the Company's 2007 Plan, awards other than those held by executive officers or directors may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price without the approval of the Company's shareholders. The 2007 Plan will terminate on May 10, 2017, unless such term is extended with the consent of the Company's shareholders. However, awards granted before the termination of the 2007 Plan may extend beyond that date in accordance with their terms.

Awards granted under the 2007 Plan are non-transferable, other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted by the Committee.

Awards granted under the 2007 Plan terminate upon the Company's dissolution or liquidation (other than in connection with a merger, consolidation or reorganization). The participant may exercise, immediately prior to the dissolution or liquidation, the award to the extent then exercisable on the date immediately prior to such dissolution or liquidation. Other provisions pertaining to the treatment of awards held by participants who cease to be employed by, or provide service to, the Company shall be determined by the Committee and set forth in the respective form of award.

The 2007 Plan also provides that if the Company elects to terminate the 2007 Plan or cash out stock options or stock appreciation rights prior to a non-hostile change of control, then each affected award will accelerate and become fully exercisable immediately prior to the change of control. In the event of a hostile change of control, the 2007 Plan provides that awards to executive officers as well as all other employees and directors will accelerate and become fully exercisable immediately prior to the change of control.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain United States federal income tax consequences with respect to awards that may be granted pursuant to the 2007 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2007 Plan. This summary assumes that all awards granted under the 2007 Plan are exempt from or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. Shares are issued to participants upon the exercise of options (“Option Shares”). If Option Shares are issued to a participant pursuant to the exercise of an ISO and the participant does not dispose of the Option Shares within the two-year period after the date of grant or within one year after the receipt of such Option Shares by the participant (a “disqualifying disposition”), then, generally (i) the participant will not realize ordinary income with respect to the option and (ii) upon sale of such Option Shares, any amount realized in excess of the exercise price paid for the Option Shares will be taxed to such participant as capital gain. The amount by which the fair market value of the Option Shares on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant's “alternative minimum taxable income.”

If Option Shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the Option Shares at the time of exercise (or, if less, the amount realized on the disposition of the Option Shares) over the exercise price paid for the Option Shares.

Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NQSO as discussed below.

Nonqualified Stock Options. In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Option Shares at the time of exercise over the exercise price paid for the Option Shares.

In the event of a subsequent sale of Option Shares received upon the exercise of an NQSO, any increase or decrease in value realized on a disposition after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain or loss, assuming the participant holds the shares as a capital asset, in an amount equal to the excess of the sales proceeds for the Option Shares over the participant's basis in such Option Shares. Such gain or loss will be long-term or short‑term depending whether the participant's holding period is more or less than one year
Restricted Stock. A participant will not recognize any income upon the receipt of restricted stock that is forfeitable unless the holder elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less the amount, if any, paid for the shares of restricted stock. If the election is made, the holder will not be allowed a loss or other federal tax benefit in respect of the income recognized as a result of the election in the event the amount realized is less than the fair market value of the restricted stock at the time of receipt. If the election is not made, the holder will generally recognize ordinary income on the date that the restrictions to which the restricted stock are subject are removed in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income whether by the election or by reason of the lapse of the restrictions, the Company generally will be entitled to a deduction in the amount of such ordinary income.
Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares.
Other Types of Awards. The grant of a stock appreciation right will not result in income for the grantee or in a tax deduction for us. Upon the settlement of such a right or the payment of a stock bonus award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.
Performance Awards. The grant of a performance award will not result in income for the grantee or in a tax deduction for the Company. Upon the payment of a performance award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.
2007 Plan Benefits
The following table presents equity awards granted to the identified individuals and groups since inception of the 2007 Plan and which were outstanding as of June 30, 2012:

2007 Equity Incentive Plan
Name	Position	Number of Stock Option Awards	Number of Restricted Stock Awards	Number of Restricted Stock Units (1)	Number of Shares of Common Stock Underlying Outstanding Awards
Christopher P. Vincze	Chairman of the Board, President and Chief Executive Officer	98,800	36,750	720,000	855,550
Thomas W. Bennet, Jr.	Senior Vice President and Chief Financial Officer	10,000	7,000	192,000	209,000
Martin H. Dodd	Senior Vice President and General Counsel and Secretary	—	12,375	75,000	87,375
James Mayer	Senior Vice President	—	5,000	53,750	58,750
Robert Petersen	Senior Vice President	5,000	5,000	34,000	44,000
David Zarider	Senior Vice President	2,500	5,000	89,250	96,750
Friedrich K. M. Bohm	Director	12,000	—	6,960	18,960
John A. Carrig	Director	—	—	5,172	5,172
F. Thomas Casey	Director	12,000	—	6,960	18,960
Stephen M. Duff	Director	12,000	—	6,960	18,960
Richard H. Grogan	Director	—	—	6,960	6,960
Robert W. Harvey	Director	12,000	—	6,960	18,960
Dennis E. Welch	Director	—	—	6,960	6,960
All current executive officers as a group		116,300	71,125	1,164,000	1,351,425
All current directors who are not executive officers as a group		48,000	—	46,932	94,932
All employees as a group (including officers who are not executive officers)		162,625	120,613	1,058,783	1,342,021

(1) Amounts presented do not include incremental shares to be awarded upon completion of service component of performance stock unit awards for which the maximum performance factor has been achieved.

Proposed amendments to the 2007 Plan are incorporated on Appendix A hereto and include: (i) the reservation of an additional 1,500,000 shares of common stock for issuance in connection with awards, (ii) increasing the annual limit on grants to any individual from 300,000 shares to 600,000 shares, (iii) simplifying the mechanics of certificate delivery with respect to vested shares, and (iv) conforming changes in light of regulatory and other developments.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amended and Restated 2007 Equity Incentive Plan, as Amended.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 2013. Representatives of Deloitte & Touche LLP are expected to be present at the Shareholders' Meeting.

In accordance with its Charter, the Audit Committee reviews with Deloitte & Touche LLP whether any non-audit services provided by them are compatible with maintaining their independence. During fiscal year 2012 and 2011, the Company retained Deloitte & Touche LLP to provide the following services in the following categories and amounts:

	Fiscal Year 2012 Fees	Fiscal Year 2011 Fees
Audit fees	$1,024,000	$1,004,400
Audit related fees(1)	75,020	37,020
Tax fees	—	—
All other fees	—	—
	$1,099,020	$1,041,420

(1)	Audit related fees include agreed upon procedures work in 2012, and benefit plan audits and research tool fees in 2012 and 2011.

The Audit Committee is responsible for pre-approving all services performed for the Company by the independent auditors and certain services, as set forth under Section 201(a) of the Sarbanes-Oxley Act of 2002, may not, under any circumstances, be performed for the Company by the independent auditor. Audit and accounting services and audit-related services which are in the ordinary course with respect to the Company's annual and quarterly financials are approved, and other permitted services are pre-approved by the Audit Committee Chair, or if in an amount less than $25,000 by the Chief Financial Officer, subject in both cases to ratification by the full Audit Committee at its next regularly scheduled meeting.

The affirmative vote of a majority of shares present and entitled to vote at the Shareholders' Meeting is required to ratify this proposal. The Board is submitting the appointment of Deloitte & Touche LLP to shareholders for ratification. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. If Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its engagement is otherwise discontinued by the Audit Committee, then in any such case the Audit Committee will appoint other independent auditors whose employment for any period subsequent to this Shareholders' Meeting will be subject to ratification by the shareholders at the next Shareholders' Meeting.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company.

2013 SHAREHOLDER NOMINATIONS AND PROPOSALS

The eligibility of shareholders to submit proposals, the proper subjects of the shareholder proposals and other issues governing shareholder proposals are regulated by rules adopted under Section 14 of the Exchange Act. Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange for Act for inclusion in the Company's proxy materials for the 2013 Annual Meeting of Shareholders must be received by the Company at its principal executive offices at 21 Griffin Road North, Windsor, Connecticut 06095-1563, Attention: Corporate Secretary, no later than June 23, 2013. Shareholder proposals that are not subject to Rule 14a-8 will be considered untimely in accordance with Rule 14a-5(e) if made after September 6, 2013.

Shareholders who wish to suggest nominees for election to the Board of Directors at the 2013 Annual Meeting should write, on or before September 1, 2013, to the Secretary of the Company at 21 Griffin Road North, Windsor, Connecticut 06095-1563, stating in detail the qualifications of such persons for consideration by the Nominating and Corporate Governance Committee of the Board of Directors.

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors to: TRC Companies, Inc. at 21 Griffin Road North, Windsor, Connecticut 06095-1563, Attention: Corporate Secretary. All communications other than those determined in good faith by the Corporate Secretary to be frivolous are compiled by the Corporate Secretary and forwarded to the Board of Directors or the individual director(s) accordingly.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters do properly come before the meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

A copy of the Company's Annual Report on Form 10‑K, filed with the Securities and Exchange Commission, Washington, D.C., is available to shareholders without charge upon request. Address requests to: TRC Companies, Inc., 21 Griffin Road North, Windsor, CT 06095-1563, Attention: Investor Relations.

The cost of preparing and mailing the Notice of Shareholders' Meeting, Proxy Statement and Form of Proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries and similar persons to forward copies of such material to beneficial owners of the Company's Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their out-of-pocket expenses incurred in connection therewith. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may solicit the return of the proxies by telephone, personal communication or other methods. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of solicitation, if undertaken, will not exceed $1,000.

By Order of the Board of Directors

Martin H. Dodd
Senior Vice President,
General Counsel and Secretary

Dated at Windsor, Connecticut
October 23, 2012

Appendix A

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

TRC COMPANIES, INC.

1.    Purpose; Establishment

The TRC Companies, Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) is intended to encourage ownership of shares of the Company's Common Stock by selected Employees and Directors of the Company and its Affiliates and to provide an additional incentive to those Employees and Directors to promote the success of the Company and its Affiliates. The Plan was originally adopted and approved by the Board of Directors in April 2007and became effective May 10, 2007, upon the approval of the shareholders of the Company. In May of 2009, the Board of Directors approved amendments to the Plan which were approved by the Company's shareholders in June 2009. In August of 2012, the Board of Directors approved additional amendments to the Plan subject to approval of the Company's shareholders.

2.    Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)    “Affiliate” means any entity if, at the time of granting of an Award (A) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (B) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(b)    “Agreement” shall mean either the written agreement between the Company and a Participant or a written notice from the Company to a Participant evidencing an Award.

(c)    “Award” shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus, Stock Appreciation Right or Other Award granted pursuant to the terms of the Plan.

(d)    “Board of Directors” shall mean the Board of Directors of the Company.

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)    “Committee” shall mean the Compensation Committee of the Board of Directors or any subset thereof as designated by a duly adopted resolution of such Compensation Committee.

(g)    “Company” shall mean TRC Companies, Inc., a Delaware corporation.

(h)    “Common Stock” shall mean the common stock of the Company, par value $0.10 per share.

(i)    A “Corporate Change in Control” shall be deemed to have occurred upon:

(i)the acquisition of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than thirty-three percent (33%) of the combined voting power of the Company's then outstanding securities by a person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for this purpose, the Company or its Affiliates, or any employee benefit plan of the Company), pursuant to a transaction or series of related transactions;

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(ii)    the election to the Board of Directors of candidates not previously recommended for election by the then sitting Board of Directors if such candidates constitute a majority of the Board of Directors in office following such election;

(iii)    the sale or disposition by the Company of all or substantially all of the Company's assets other than (A) the sale or disposition of all or substantially all of the Company's assets to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding securities of the Company at the time of sale or disposition or (B) pursuant to a spin-off type transaction of such assets to the Company's stockholders.

(iv)    a merger or consolidation of the Company with any other corporation, other than a Corporate Transaction as defined in Section 2(j) below.

(j)    “Corporate Transaction” shall mean the following:

(i)    a merger or consolidation of the Company which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the surviving entity or its parent outstanding immediately after such merger or consolidation; or,
(ii)    a transaction as defined under Section 2(i)(iii)(A) or (B) above.

(k)    “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(l)    “Designated Employee” shall mean an Employee designated by the Committee, in its sole discretion, as a “Designated Employee” for purposes of the Plan at any time prior to the effective date of a Corporate Transaction.

(m)    “Director” shall mean a member of the Board of Directors.

(n)    “Effective Date” shall mean August 22, 2012.

(o)    “Employee” shall mean an individual employed by the Company or an Affiliate as a common law employee (determined under the regular personnel policies, practices and classifications of the Company or the Affiliate, as applicable). An individual is not considered an Employee for purposes of the Plan if the individual is classified as a consultant or contractor under the Company or an Affiliates regular personnel classifications and practices, or if the individual is a party to an agreement to provide services to the Company or an Affiliate without participating in the Plan, notwithstanding that such individual may be treated as a common law employee for payroll tax, coverage requirements under Section 410(b) of the Code, nondiscrimination requirements under Section 401(a)(4) of the Code or other legal purposes.

(p)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q)    “Fair Market Value” of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the New York Stock Exchange) on which such shares are traded on the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors or the Committee. In no case shall Fair Market Value be determined

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with regard to restrictions other than restrictions which, by their terms, will never lapse. For purposes of grants hereunder, Fair Market Value of such grant shall be the Fair Market Value on the date of grant.

(r)    “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an incentive stock option.

(s)    “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(t)    “Option” shall mean an option to purchase shares of Common Stock granted pursuant to Section 7.

(u)    “Other Award” shall mean an award granted pursuant to Section 11.

(v)    “Participant” shall mean an Employee or Director to whom an Award is granted pursuant to the Plan.

(w)    “Phantom Stock” shall mean the right, granted pursuant to Section 9, to receive in cash, shares or other property an amount, the value of which is related to the Fair Market Value of a share of Common Stock.

(x)    “Restricted Stock” shall mean a share of Common Stock which is granted pursuant to the terms of Section 8 and which is subject to restrictions as set forth in Section 8(d).

(y)    “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(z)    “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(aa)    “Stock Appreciation Right” shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock (as determined on the date of exercise), over (i) if the Stock Appreciation Right is not related to an Option, the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, or (ii) if the Stock Appreciation Right is related to an Option, the purchase price of a share of Common Stock specified in the related Option, and pursuant to such further terms and conditions as are provided under Section 11.

(bb)    “Stock Bonus” shall mean a bonus payable in shares of Common Stock granted pursuant to Section 10.

(cc)    “Vesting Date” shall mean the date established by the Committee on which an Award shall vest.

3.    Stock Subject to the Plan

(a)    Shares Available for Awards.    The maximum number of shares of Common Stock reserved for issuance under the Plan shall be 5,000,000 shares plus any amounts which are available on the Effective Date for grants under the Company's Restated Stock Option Plan or which would become available under such Plan through expiration, surrender, rescission, exchange, or otherwise (subject to adjustment as provided herein). Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b)    Individual Limitation.    The total number of shares of Common Stock subject to Awards (including Awards which may be payable in cash but denominated as shares of Common Stock) awarded to any Participant shall not exceed 600,000 shares in any tax year of the Company (subject to adjustment as provided herein).

(c)    Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, reclassification,

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stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then, any or all as applicable of the following items (1) through (4) shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code: (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any outstanding Awards, and (4) the maximum number of shares subject to Awards which may be awarded to any Participant during any tax year of the Company.

(d)    Adjustment for Change or Exchange of Shares for Other Consideration.    In the event the outstanding shares of Common Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event (“Transaction”), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each outstanding Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each outstanding Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property so distributed, into which the number of shares of Common Stock covered by the outstanding Award would have been changed or exchanged had they been held by a shareholder of the Company.

(e)    Reuse of Shares. The following shares of Common Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; (2) any shares of Restricted Stock forfeited; (3) any previously owned or withheld shares of Common Stock obtained by the Participant pursuant to an Award and received by the Company in exchange for Option shares upon a Participant's exercise of an Option, as permitted under Section 7(c)(ii); and (4) shares tendered or withheld in payment of taxes.

4.    Administration of the Plan

The Plan shall be administered by the Committee who may delegate certain actions to the Chairman of the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in any applicable performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (a) accelerate the date on which any Award granted under the Plan becomes exercisable; (b) accelerate the Vesting Date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee determines that such acceleration, waiver or other adjustment is necessary or desirable

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in light of the circumstances; (c) reduce the exercise price of any Award for the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted; and (d) institute a program under which (i) outstanding awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced (with the term and conditions of such program being determined by the Committee in its sole discretion, provided, however, that Awards held by executive officers or directors of the Company shall not be eligible for the provisions of (c) and (d) immediately above in this sentence.

5.    Eligibility

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such Employees (including officers of the Company, whether or not they are members of the Board of Directors) and Directors as the Committee shall select from time to time. The grant of an Award hereunder in any year to any Employee or Director shall not entitle such person to a grant of an Award in any future year.

6.    Awards Under the Plan Agreements

The Committee may grant Options, shares of Restricted Stock, Restricted Stock Units, Phantom Stock, Stock Bonuses, Stock Appreciation Rights and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.    Options

(a)    Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Each Option shall state the number of shares of Common Stock to which it pertains.

(b)    Exercise Price. Each Agreement with respect to an Option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the Option. Subject to Section 7(d) (if applicable), the option exercise price per share shall be determined by the Committee at the time of grant; provided, however, that in no event shall the Option price at the time of grant be less than the Fair Market Value of the Common Stock as determined on the date of grant.

(c)	Term and Exercise of Options.

(i)    Each Option shall become exercisable at the time or times determined by the Committee or upon the achievement of the performance objectives determined by the Committee, in each case as set forth in the applicable Agreement. Subject to Section 7(d) (if applicable), the expiration date of each Option shall be as determined by the Committee and as set forth in the applicable Agreement and shall not be longer than ten (10) years from the date of the grant thereof.

(ii)    An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. The option exercise price as well as applicable tax withholding shall be payable upon the exercise of the Option. It shall be payable in United States dollars in cash or by check. Broker facilitated “cashless exercises” are also permissible.

(iii)    Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

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(d)    Limitations on Incentive Stock Options.

(i)    The exercise price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be not less than the Fair Market Value of a share of Common Stock as determined on the date of grant.

(ii)    To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(e)    No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

8.    Restricted Stock

(a)    Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)    Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.

(c)    Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares, such as vesting based on length of service or individual or Company performance, as it, in its absolute discretion, deems appropriate.

(d) Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.

(e)    Dividends on Restricted Stock. Dividends, if any, will accrue and only be paid on restricted stock when it has vested.

(f)    Issuance of Awards. Following the grant of shares of Restricted Stock, the Company shall cause to be issued an award document setting forth the number of shares, vesting schedule, restrictions and other principal terms of such award.

(g)    Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such shares.

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(h)    Effect of Termination of Employment or Service. Except as set forth in Section 13(c), (d) or (e) or as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee's authority under Section 4, upon the termination of a Participant's employment or service, for any reason other than For Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company together with any dividends paid on such shares; provided that if the Committee, in its sole and absolute discretion, shall within thirty (30) days after such termination of employment or service, notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends accrued or paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(i)In the event of the termination of a Participant's employment or service For Cause, any and all shares which have not vested shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company, together with any dividends accrued or paid on such shares, in return which the Company shall repay to the Participant any amount paid by the Participant for such shares.

9.    Phantom Stock

(a)    General. Grants of units of Phantom Stock may be granted by the Committee in its discretion.

(b)    Vesting Date. At the time of the grant of units of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such units (subject to the provisions of Section 9(a) hereof). The Committee may divide such units into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a unit of Phantom Stock imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(d), upon the occurrence of the Vesting Date with respect to a unit of Phantom Stock, such unit shall vest.

(c)    Benefit Upon Vesting. Upon the vesting of a unit of Phantom Stock, the Participant shall be paid, within 60 days of the date on which such unit vests, an amount, in cash and/or shares of Common Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Common Stock on the date on which such unit of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the unit of Phantom Stock was granted and terminating on the date on which such unit vests. Benefits on vesting shall be payable within 2 and ½ months after the close of the year in which they vest.

(d)    Conditions to Vesting. At the time of the grant of units of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, to be contained in the Agreement.

(e)    Effect of Termination of Employment or Service. Except as set forth in Section 13(c), (d) or (e) or as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee's amendment authority pursuant to Section 4, units of Phantom Stock that have not vested, together with any dividends credited on such units, shall be forfeited upon the Participant's termination of employment or service, for any reason.

(f)    Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 9 to Covered Employees or Directors may be based on the attainment of performance criteria as described in Section 12. No payment in respect of any such Phantom Stock award shall be paid to a Covered Employee or Director, until the attainment of the respective performance measures have been determined by the Committee.

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10.    Stock Bonuses

Stock Bonus Awards may be granted by the Committee in its discretion. In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. Each Stock Bonus Award granted hereunder shall be granted within the earlier of (i) two and one half months after the end of the fiscal year of the Company, or (ii) the date the related salary or cash bonus was otherwise to be paid.

11.    Other Awards; Stock Appreciation Rights

(a)    Other forms of Awards (including any Stock Appreciation Rights), (hereinafter “Other Awards”) valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Other Awards may be granted by the Committee in its discretion. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

(b)    A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option, or may be granted unrelated to an Option.

(c)    A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 11(f). Such Option will, to the extent surrendered, then cease to be exercisable.

(d)    In the case of Stock Appreciation Rights granted in relation to Options, if the Stock Appreciation Right covers as many shares as the related Option, the exercise of a related Option shall cause the number of shares covered by the Stock Appreciation Right to be reduced by the number of shares with respect to which the related Option is exercised. If the Stock Appreciation Right covers fewer shares than the related Option, when a portion of the related Option is exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only to the extent necessary so that the number of remaining shares subject to the Stock Appreciation Right is not more than the remaining shares subject to the Option.

(e)    Subject to Section 11(k) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(f)    Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)    The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii)    The number of shares as to which such Stock Appreciation Rights will have been exercised.

(g)    A Stock Appreciation Right granted without relationship to an Option will be exercisable as determined by the Committee but in no event after ten years from the date of grant.

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(h)    A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i)    The difference obtained by subtracting the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii)    the number of shares as to which such Stock Appreciation Rights will have been exercised.

(i)    Notwithstanding subsections (f) and (h) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted on the instrument evidencing the Participant's Stock Appreciation Right granted hereunder.

(j)    Payment of the amount determined under subsections (f) and (h) above may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that full payment will be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(k)    Notwithstanding anything herein to the contrary, payment of any Stock Appreciation Rights shall comply with Section 409A of the Internal Revenue Code.

12.    Performance Awards

Notwithstanding anything to the contrary contained herein and to the extent permitted under applicable law and in compliance with Section 162(m) of the Code, Awards granted to employees or Directors may be based on the attainment of performance goals pre-established by the Committee.

If the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 12, and the Committee shall designate the award as “performance based compensation” within the meaning of Section 12 of the Plan.

(a)    Performance Goals Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12. The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b)    Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings (net of or including dividends); (2) EBIT or EBITDA; (3) gross or net revenue or changes in annual revenues; (4) cash flow(s) (including operating or net cash flow(s) and days sales outstanding); (5) financial return ratios; (6) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (7) earnings growth or EPS growth; (8) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (9) adjusted pre-tax margin; (10) pre-tax profits; (11) operating margins, operating profits; and/or operating expenses; (12) dividends; (13) net income or net operating income; (14) growth in

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operating earnings or growth in EPS; (15) value of assets; (16) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (17) pricing; (18) expense or cost levels; (19) reduction of losses, loss ratios or expense ratios; (20) reduction in fixed costs; (21) operating cost management; (22) cost of capital; (23) debt reduction; (24) productivity improvements; (25) average inventory turnover; (26) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (27) advertising efficiency; (28) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (29) employee diversity goals or employee turnover; (30) specified objective social goals; (31) safety record; (32) management of employment practices and employee benefits; (33) supervision of litigation; (34) information technology; and (35) goals relating to acquisitions or divestitures of subsidiaries or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(c)    Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of one year or more, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(d)    Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 12(b) during the given performance period, as specified by the Committee in accordance with Section 12(c). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(e)    Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Common Stock, other Awards or other property, in the Committee's discretion. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by a Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

13.    Effect of Corporate Transaction

(a)    Options. In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Option under the Plan either (i) make appropriate provisions for the Options to be assumed by the successor corporation or its parent or be replaced with comparable options to purchase shares of the capital stock of the successor corporation or its parent; (ii) upon written notice to the Participants provide that all Options must be exercised and the Plan will terminate (all Options having been made fully exercisable as set forth below in this Section 13; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the then aggregate Fair Market Value of the shares subject to such Options (all Options having been made fully exercisable as set forth below in this Section 13) over the aggregate exercise price thereof. Each outstanding Option under the Plan which is assumed in connection with a Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of the Common Stock as are subject to such Option immediately prior to such Corporate

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Transaction. Appropriate adjustments shall also be made to the Option price payable per share, provided the aggregate Option price payable for such securities shall remain the same.

(b)    Other Awards.    In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Award (other than an Option) under the Plan either (i) make appropriate provisions for the Awards to be assumed by the successor corporation or its parent or be replaced with comparable Awards with respect to the successor corporation or its parent; (ii) provide that such Awards shall be fully vested and exercisable, as applicable, prior to such Corporate Transaction and, to the extent that such Awards (other than awards of Restricted Stock) are not exercised prior to such Corporate Transaction, shall terminate upon the consummation of the Corporate Transaction or (iii) terminate all such Awards in exchange for a cash payment equal to the then aggregate Fair Market Value of the shares subject to such Award (all Awards having been made fully exercisable as set forth below in this Section 13), less any applicable exercise price, if any.

(c)    Determination of Comparability.    The determination of comparability under this Section shall be made by the Committee and its determination shall be final, binding and conclusive.

(d)    Other Adjustments.    The class and number of securities available for issuance under the Plan on both an aggregate and per participant basis shall be appropriately adjusted by the Committee to reflect the effect of the Corporate Transaction upon the Company's capital structure.

(e)    Termination of the Plan.    In the event the Company terminates the Plan or elects to cash out Options or Stock Appreciation Rights in accordance with clauses (ii) and (iii) of paragraph (a) or (b) of this Section 13, then the exercisability of each affected Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Transaction, become fully vested and may be exercised prior to such Corporate Transaction for all or any portion of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence.

14.    Acceleration Upon Corporate Change in Control

In the event of a Corporate Change in Control then the exercisability or vesting of each Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Change in Control, become fully vested or exercisable for the full number of shares of the Common Stock purchasable under an Award to the extent not previously exercised and may be exercised for all or any portion of such shares within the originally prescribed term of the Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence. However, an outstanding Award under the Plan shall not be accelerated under this Section if and to the extent one or more limitations imposed by the Committee at the time of grant provide otherwise.

15.    Rights as a Shareholder

No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock is issued.

16.    No Employment Rights; No Right to Award

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither

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require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

17.    Securities Matters

(a)    Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which such shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that any certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)    The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which such shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.    Withholding Taxes

Whenever cash is to be paid pursuant to an Award, the Company or Affiliate by which the Participant is employed shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company or Affiliate by which the Participant is employed cash or shares of common stock in an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

19.    Notification of Election Under Section 83(b) of the Code

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

20.    Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

With respect to an Incentive Stock Option, the Participant holding such Option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition. Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

21.    Amendment or Termination of the Plan

No amendment to the Plan which (i) increases the number of shares of Common Stock issuable under the Plan (ii) materially changes the class of persons eligible to participate in the Plan, (iii) would have the effect of materially

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increasing the benefits accruing under the Plan to Participants or (iv) materially alters the provisions of the second paragraph of Section 4 shall be effective without approval by the shareholders of the Company. Except as set forth in the preceding sentence, the Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall also be required for any such amendment if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law or the requirements of any securities exchange upon which the securities of the Company trade. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award. Notwithstanding anything herein to the contrary, any amendment shall be invalid if it triggers an adverse tax outcome under §409A or otherwise violates sections of the Internal Revenue Code of 1986, as amended, under which the Plan otherwise intends to comply, including, but not limited to §83, §421 and §422.

22.    Transferability

Awards granted under the Plan shall not be transferable by a participant other than (i) by will or by the laws of descent and distribution, or (ii) with respect to Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order, as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder, or (iii) as otherwise determined by the Committee. The designation of a beneficiary of an Award by a Participant shall not be deemed a transfer prohibited by this Section. Except as provided in the preceding sentence, an Award shall be exercisable, during a Participant's lifetime, only by the Participant (or by his or her legal representative) and shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Award contrary to the provisions of this Section, or the levy of any attachment or similar process upon an Award, shall be null and void. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

23.    Dissolution or Liquidation of the Company

Upon the dissolution or liquidation of the Company other than in connection with transactions to which Section 13 is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights hereunder of a Participant or one who acquired an Award by will or by the laws of descent and distribution have not otherwise terminated and expired, the Participant or such person shall have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right to exercise such Award has accrued as of the date immediately prior to such dissolution or liquidation. Awards of Restricted Stock that have not vested as of the date of such dissolution or liquidation shall be forfeited as of the date of such dissolution or liquidation.

24.    Effective Date and Term of Plan

The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless extended or earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. No extension of the Plan shall operate to permit the grant of Incentive Stock Options following the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

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25.    Applicable Law

The Plan shall be construed and enforced in accordance with the law of the State of Delaware, without reference to its principles of conflicts of law.

26.    Participant Rights

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Common Stock certificate to him or her for such shares.

27.    Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

28.    No Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

29.    Beneficiary

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

30.    Severability

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

31.    Certain Limitation on Awards to Ensure Compliance with Code Section 409A

For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being "permitted" under Code Section 409A shall mean, for an award that would be subject to Code Section 409A (a “409A Award”), that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for an award not subject to Code Section 409A (a “Non-409A Award”), that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

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SOLICITED BY THE BOARD OF DIRECTORS OF
TRC COMPANIES, INC.

PROXY

I (We) hereby appoint Christopher P. Vincze and Martin H. Dodd and each of them as proxies with power of substitution and revocation to vote all my (our) shares of Common Stock in TRC Companies, Inc., at the Annual Meeting of Shareholders to be held December 5, 2012 at 9:00 a.m., at the Langham Hotel, 250 Franklin Street, Boston, MA 02110 and at any adjournments thereof: (Please place mark in one box only.)

The Board of Directors recommends a vote FOR the following proposals:

ITEM 1 ‑     Election of eight (8) nominees for directors.

☐ For    ☐ Withhold            Friedrich K. M. Bohm, F. Thomas Casey,
John A. Carrig, Stephen M. Duff, Richard H. Grogan,
Robert W. Harvey, Christopher P. Vincze, and Dennis E. Welch.

To withhold authority to vote for any individual nominee,
write that nominee's name on the line provided below.

______________________________________________

ITEM 2 -	Approval of the Company's Amended and Restated 2007 Equity Incentive Plan, as Amended.

☐ For        ☐ Against     ☐ Abstain

ITEM 3 -	The ratification of the appointment of Deloitte & Touche LLP as independent auditors to audit the Company's financial statements for the fiscal year ending June 30, 2013.

☐ For        ☐ Against     ☐ Abstain

The Proxies named above will, in their sole discretion, vote upon such other matters as may properly come before the meeting and any adjournments thereof. THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 8 NOMINEES FOR DIRECTOR, AND FOR ITEMS 2 AND 3.

Dated    ______________________, 2012

___________________________

___________________________
Signature(s)

Please sign exactly as your name or names appear on this Proxy. Joint owners should each sign. Attorneys, executors, administrators, trustees or guardians should so indicate when signing.

QuickLinks

NOTICE OF SHAREHOLDERS' MEETING TO BE HELD DECEMBER 5, 2012

PROXY STATEMENT

SUMMARY COMPENSATION TABLE

PROPOSAL 2

PROPOSAL 3

Appendix A